CHARTER
                                       FOR
                           FALMOUTH CO-OPERATIVE BANK

         SECTION 1. Corporate Title. The full corporate title of the Bank is "Falmouth Co-operative Bank."

         SECTION 2. Office. The main office of the Bank shall be located in the Town of Falmouth, County of Barnstable, Commonwealth of Massachusetts, or such other location as the Board of Directors may lawfully designate, subject to the written consent of the Commissioner and pursuant to the requirements of Chapter 167C, Section 2 of the Massachusetts General Laws.

         SECTION 3. Powers. The Bank is a capital stock co-operative chartered under Chapter 170 of the Massachusetts General Laws and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto.

         SECTION 4. Duration. The duration of the Bank is perpetual.

         SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock which the Bank has authority to issue is 3,000,000 of which 2,500,000 shall be common stock, par value $0.10 per share, and 500,000 shall be serial preferred stock. The shares may be issued by the Bank from time to time as approved by its Board of Directors, subject to applicable law, without the approval of its stockholders except as otherwise provided in this Section 5. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share and otherwise shall comply with all requirements set forth in Chapter 172, Section 24 Subsection C of the Massachusetts General Laws. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of the shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description of the different classes and series of the Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

         A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.


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         Subject to Section 6 of this  Charter in the event of any  liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

         Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. Serial Preferred Stock. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), if required by law, the Board of Directors of the Bank is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock. Any such resolution shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of

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establishment  of series of  preferred  stock,  signed  under the  penalties  of perjury by the president or any vice president and by the clerk, assistant clerk, secretary or assistant secretary of the Bank, setting forth a copy of the resolution of the Board of Directors.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         SECTION 6. Preemptive Rights. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank which may be issued.

         SECTION 7. Liquidation Account. The Bank shall establish and maintain a liquidation account for the benefit of its deposit account holders as of April 30, 1993 ("Eligible Account Holders") and its deposit account holders as of June 30, 1995 ("Supplemental Eligible Account Holders"). In the event of a complete liquidation of the Bank it shall comply with such rules and regulations of the Commissioner with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interests in the liquidation account to the extent it is still in existence; provided, however, that an Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder to any voting rights at meetings of the Bank's stockholders.

         SECTION 8. Certain Provisions Applicable for Three Years. Notwithstanding anything contained in the Bank's charter or bylaws to the contrary, for a period of three years from the date of consummation of the conversion of the Bank from mutual to stock form, the following provisions shall apply.

         A. Beneficial Ownership Limitation. Without the prior approval by a two-thirds vote of the Bank's Board of Directors, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Bank. This limitation shall not apply to a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering.

         In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

         For purposes of this Section 8, the following definitions apply:

         (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

         (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.


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



         (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

         B. Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Bank or amendments to its charter shall be called only upon direction of a majority of the Board of Directors.

         SECTION 9. Certain Requirements for Business Combinations. In addition to any affirmative vote required by law or this Charter, the vote of stockholders of the Bank required to approve any Business Combination (as defined below) shall be as set forth in this Section 9.

         A. None of the following Business Combinations shall be consummated without the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon ("Voting Stock"):

                  1. any merger or consolidation of the Bank with or into (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder;

                  2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Bank having an aggregate Fair Market Value of $100,000 or more;

                  3. the issuance or transfer by the Bank (in one transaction or a series of transactions) of any securities of the Bank to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100,000 or more, other than the issuance of securities upon the conversion of any class or series of stock or securities convertible into stock of the Bank which were not acquired by such Interested Shareholder or such Affiliate from the Bank;

                  4. the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  5. any reclassification of securities (including any reverse stock split), or any recapitalization of the Bank, or any merger or consolidation of the Bank or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case (i) has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class or series of stock of the Bank which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder or (ii) would have the effect of increasing such proportionate share upon conversion of any class or series of stock or securities convertible into stock of the Bank.

         B. The provisions of paragraph A hereof shall not be applicable to any Business Combination in respect of which the conditions specified in either of the following subparagraphs 1 and 2 are met. Any

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



such Business Combination shall require the affirmative vote of only the holders of a majority of the Voting Stock.

                  1. Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

                  2. All of the following conditions relating to minimum price and consideration for stock shall have been met:

                  (a) Common Stock. The aggregate amount of the cash and the Fair Market Value as of the "Consummation Date" of any consideration other than cash to be received by holders of the common stock of the Bank in such Business Combination shall be at least equal to the higher of the following:

                           (i)  the  highest  per  share  price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such common stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

                           (ii) the Fair  Market  Value per share of such common
stock on the Announcement Date or the Determination  Date,  whichever is higher;
and

                  (b) Other Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every class and series of such Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of such Voting Stock):

                           (i)  the  highest  per  share  price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (ii) the  highest  preferential  amount  per share to
which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank; or

                           (iii) the Fair  Market  Value per share of such class
or series of Voting Stock on the Announcement date or the determination Date, whichever is higher; and

                  (c) Form of Consideration. The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

                  (d) Prohibited Conduct. After the Determination Date, and prior to the Consummation Date:

                           (i)  except  as   approved   by  a  majority  of  the
Disinterested Directors, there shall have been no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative), payable on any class or series having a preference over the common stock of the Bank as to dividends, or upon liquidation;

                           (ii) there shall have been no reduction in the annual
rate of dividends paid on the common stock of the Bank (except as necessary to reflect any division of the common stock) except as approved by a majority of the Disinterested Directors; and there shall have been an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors;

                           (iii) an Interested Shareholder shall not have become
the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

                           (iv) after an  Interested  Shareholder  has become an
Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (e) Informational Requirements. A proxy or information statement describing the proposed Business Combination and complying with the then current regulatory requirements shall be mailed to holders of Voting Stock at least 30 days prior to the shareholder vote on such Business Combination
(whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         C.       For the purpose of this Section 9:

                  1. The term "Business Combination" shall mean any transaction that is referred to in any one or more subsections 1 through 5 of paragraph A hereof.

                  2. A "person" shall mean any individual, firm, corporation or other entity.

                  3. "Interested Shareholder" shall mean any person (other than the Bank) who or which:

                           a. is the beneficial  owner,  directly or indirectly,
of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock;


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



                           b. is an Affiliate of the Bank and at any time within
the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

                           c. is an assignee of or has  otherwise  succeeded  to
the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  4.        A person shall be a "Beneficial Owner" of any Voting
Stock:

                           a.  which  such  person or any of its  Affiliates  or
Associates beneficially owns, directly or indirectly;

                           b.  which  such  person or any of its  Affiliates  or
Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                           c.  which  is   beneficially   owned,   directly   or
indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  5. For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph 3 of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 of this paragraph C.

                  6. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  7. "Subsidiary" means any corporation more than 50 percent of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the corporation or by a Subsidiary thereof or by the corporation and one or more Subsidiaries thereof; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph 3 of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

                  8. "Disinterested Director" means any member of the Board of Directors of the Bank who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  9. "Fair Market Value" means:


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



                           a. in the case of stock,  the  highest  closing  sale
price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, of a share of such stock. Such price shall be the higher of (1) the closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  10. In the event of any Business Combination in which the corporation survives, the phrase "any consideration other than cash" as used in subparagraph 2.a. of paragraph B hereof shall include the shares of common stock and/or the shares of any class or series of outstanding Voting Stock other than common stock of the corporation retained by the holders of such shares.

                  11. "Announcement Date" means the date of first public announcement of the proposed Business Combination.

                  12. "Consummation Date" means the date of consummation of a Business Combination.

                  13.   "Determination   Date"  means  the  date  on  which  the
Interested Shareholder became an Interested Shareholder.

         D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 9, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by a person, (iii) whether a person is an Affiliate or Associate of another person,
(iv) whether the requirements of paragraph B hereof have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 9.

         E. Nothing contained in this Section 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         F. This Section 9 may be amended only by the vote of holders of two-thirds of the Voting Stock, unless the amendment is approved by a majority of the Disinterested Directors, in which event it may be amended by the vote of holders of a majority of the Voting Stock.

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


         SECTION 10. Standards for Board of Directors Evaluation of Offers. The Board of Directors of the Bank, when evaluating any offer of another person (as defined in Section 9 hereof) to (i) make a tender or exchange offer for any equity security of the Bank, (ii) merge or consolidate the Bank with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects of acceptance of such offer on (a) its depositors, borrowers and employees and on the communities in which the Bank operates or is located and (b) the ability of the bank to fulfill the objectives of a Massachusetts-chartered co-operative bank under applicable statutes and regulations.

         SECTION 11. Directors. The Bank shall be under the direction of a Board of Directors. The number of directors, as stated in the Bank's Bylaws, shall not be less than seven or more than 25.

         The Board of Directors or the stockholders may adopt, alter, amend or repeal the Bylaws of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

         SECTION 12. Amendment of Charter. No amendment, addition, alteration, change or repeal of this Charter shall be made, unless such is first proposed by the Board of Directors of the Bank and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as the Secretary of State may specify.


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